Exhibit (h)(16)(i)

Form of Schedule to Administration Agreement

as of January __, 2006

Fee Rate**:
Institutional and
Administrative Classes	Classes A, B & C

Fund	Core Expenses*	Other	Total	Core Expenses*	Other	Total
Allianz AMM Asset Allocation	0.05	0.10	0.15	0.10	0.30	0.40
Allianz CCM Capital Appreciation	0.10	0.15	0.25	0.10	0.30	0.40
Allianz CCM Emerging Companies	0.10	0.15	0.25	n/a	n/a	n/a
Allianz CCM Focused Growth (formerly CCM Mega-Cap)	0.10	0.15	0.25	n/a	n/a	n/a
Allianz CCM Mid-Cap	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NACM Flex-Cap Value	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NACM Global	0.15	0.20	0.35	0.15	0.35	0.50
Allianz NACM Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NACM International	0.15	0.30	0.45	0.15	0.45	0.60
Allianz NACM Pacific Rim	0.15	0.30	0.45	0.15	0.45	0.60
Allianz NFJ Dividend Value (formerly NFJ Equity Income)	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NFJ International Value	0.15	0.30	0.45	0.15	0.45	0.60
Allianz NFJ Large-Cap Value (formerly NFJ Basic Value)	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.15	0.25	0.10	0.30	0.40
Allianz OCC Core Equity	0.10	0.15	0.25	0.10	0.30	0.40
Allianz OCC Renaissance (formerly PEA Renaissance)	0.10	0.15	0.25	0.10	0.30	0.40
Allianz OCC Value (formerly PEA Value)	0.10	0.15	0.25	0.10	0.30	0.40
Allianz PEA Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz PEA Equity Premium Strategy (formerly PEA Growth & Income)	0.10	0.15	0.25	0.10	0.30	0.40
Allianz PEA Opportunity	0.10	0.15	0.25	0.10	0.30	0.40
Allianz PEA Target	0.10	0.15	0.25	0.10	0.30	0.40
Allianz RCM Biotechnology	n/a	n/a	n/a	0.10	0.30	0.40
Allianz RCM Financial Services	0.15	0.10	0.25	n/a	n/a	n/a
Allianz RCM Global Healthcare	n/a	n/a	n/a	0.15	0.35	0.50
Allianz RCM Global Resources	0.15	0.20	0.35	n/a	n/a	n/a
Allianz RCM Global Small-Cap	0.15	0.20	0.35	0.15	0.35	0.50
Allianz RCM Global Technology	0.15	0.15	0.30	0.15	0.30	0.45
Allianz RCM International Growth Equity	0.15	0.30	0.45	0.15	0.45	0.60
Allianz RCM Large-Cap Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.15	0.25	0.10	0.30	0.40
Allianz RCM Small-Cap Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz RCM Targeted Core Growth (formerly RCM Tax-Managed Growth)	0.10	0.15	0.25	0.10	0.30	0.40

*	Core Expenses include custody, portfolio accounting and tax preparation expenses.
**	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Not all Funds offer each share class listed above.

Class D Shares – Fee Rate**

Fund	Core Expenses*	Other	Total
Allianz CCM Capital Appreciation	0.10	0.30	0.40
Allianz CCM Mid-Cap	0.10	0.30	0.40
Allianz NACM Flex-Cap Value	0.10	0.30	0.40
Allianz NACM Global	0.15	0.35	0.50
Allianz NACM Growth	0.10	0.30	0.40
Allianz NACM International	0.15	0.45	0.60
Allianz NACM Pacific Rim	0.15	0.45	0.60
Allianz NFJ Dividend Value (formerly NFJ Equity Income)	0.10	0.30	0.40
Allianz NFJ Large-Cap Value (formerly NFJ Basic Value)	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.30	0.40
Allianz OCC Core Equity	0.10	0.30	0.40
Allianz OCC Renaissance (formerly PEA Renaissance)	0.10	0.30	0.40
Allianz OCC Value (formerly PEA Value)	0.10	0.30	0.40
Allianz PEA Growth	0.10	0.30	0.40
Allianz PEA Equity Premium Strategy (formerly PEA Growth & Income)	0.10	0.30	0.40
Allianz PEA Opportunity	0.10	0.30	0.40
Allianz PEA Target	0.10	0.30	0.40
Allianz RCM Biotechnology	0.10	0.30	0.40
Allianz RCM Global Healthcare	0.15	0.35	0.50
Allianz RCM Global Small-Cap	0.15	0.35	0.50
Allianz RCM Global Technology	0.15	0.30	0.45
Allianz RCM International Growth Equity	0.15	0.45	0.60
Allianz RCM Large-Cap Growth	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.30	0.40
Allianz RCM Targeted Core Growth (formerly RCM Tax-Managed Growth)	0.10	0.30	0.40

*	Core Expenses include custody, portfolio accounting and tax preparation expenses.
**	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Class R Shares – Fee Rate**

Fund	Core Expenses*	Other	Total
Allianz CCM Capital Appreciation	0.10	0.30	0.40
Allianz CCM Mid-Cap	0.10	0.30	0.40
Allianz NACM Global Fund	0.15	0.35	0.50
Allianz NACM International Fund	0.15	0.45	0.60
Allianz NFJ Dividend Value (formerly NFJ Equity Income)	0.10	0.30	0.40
Allianz NFJ Large-Cap Value	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.30	0.40
Allianz OCC Renaissance (formerly PEA Renaissance)	0.10	0.30	0.40
Allianz OCC Value (formerly PEA Value)	0.10	0.30	0.40
Allianz PEA Growth	0.10	0.30	0.40
Allianz PEA Equity Premium Strategy (formerly PEA Growth & Income)	0.10	0.30	0.40
Allianz RCM Large-Cap Growth	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.30	0.40

*	Core Expenses include custody, portfolio accounting and tax preparation expenses.
**	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Breakpoints

Class A, B, C, D and R shares. The total administrative fee rate for Class A, B, C, D and R shares of each Fund (except the OCC Value, OCC Renaissance, NFJ Small-Cap Value and RCM Global Technology Funds) shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets (including assets attributable to Institutional and Administrative Class shares): by 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion and by an additional 0.025% per annum on assets in excess of $5 billion. The total administrative fee rate for Class A, B, C, D and R shares of the OCC Value, OCC Renaissance, NFJ Small-Cap Value and RCM Global Technology Funds shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets (including assets attributable to Institutional and Administrative Class shares): by 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.050% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion.

Institutional and Administrative Class shares. The total administrative fee rate for Institutional Class and Administrative Class shares of each Fund (except the OCC Value, OCC Renaissance, NFJ Small-Cap Value and RCM Global Technology Funds) shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets (including assets attributable to Class A, B, C, D and R shares): by 0.025% per annum on assets in excess of $500 million and by an additional 0.025% per annum on assets in excess of $1 billion. The total administrative fee rate for Institutional Class and Administrative Class shares of the OCC Value, OCC Renaissance, NFJ Small-Cap Value and RCM Global Technology Funds shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets (including assets attributable to Class A, B, C, D and R shares): by 0.025% per annum on assets in excess of $1 billion, and by an additional 0.025% per annum on assets in excess of $2.5 billion.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on this      day of January, 2006.

ALLIANZ FUNDS

By:
Name:
Title:

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:
Name:
Title: